Exhibit 5.1

May 5, 2022

Modular Medical, Inc.

16772 W. Bernardo Drive

San Diego, California 92127

RE:	Registration Statement on Form S-3 (333-264193)

Ladies and Gentlemen:

We have acted as counsel to you, Modular Medical, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-264193) (the “Registration Statement”), and declared effective by the Commission on April 19, 2022 and the related prospectus therein dated April 19, 2022 (the “Base Prospectus”) and the prospectus supplement dated May 2, 2022 (the Base Prospectus and the Prospectus Supplement, the “Prospectus”), relating to the offering by the Company of 449,438 shares (the “Shares”) of the Company’s common stock, par value $0. 001 per share (“Common Stock”), Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to 1,348,314 shares of Common Stock, and warrants (the “Purchase Warrants”, and together with the Pre-Funded Warrants the “Warrants,” and shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”) to purchase 1,438,202 shares of Common Stock. The Shares and Pre-Funded Warrants are covered by the Registration Statement and Prospectus and we understand that the Shares and Warrants are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement, the Prospectus, and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable, (ii) when the Warrants are issued, delivered and paid for, such Warrants will be the legal binding obligations of the Company enforceable in accordance with their terms except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants, and (iii) upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Stock, Warrants, Warrant Shares, or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on May 5, 2022 which is incorporated by reference in the Prospectus. We also consent to the reference of our firm under the caption “Experts” in the Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the related rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

/s/Lucosky Brookman LLP
Lucosky Brookman LLP